EXHIBIT 23.1

         Consent of Arthur Andersen LLP


         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 30, 1995 on the consolidated balance sheet of Paracelsian, Inc. (a Delaware corporation in the development stage) and subsidiary as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended September 30, 1995 and for the period from inception (April 15, 1991) to September 30, 1995 included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 333-8333.

                                   /s/Arthur Andersen LLP

Rochester, New York
December 30, 1996




                Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated November 30, 1995 on the consolidated balance sheet of Paracelsian, Inc. (a Delaware corporation in the development stage) and subsidiary as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended September 30, 1995 and for the period from inception (April 15, 1991) to September 30, 1995 included in this Form 10-KSB, into the Company's previously filed Registration Statement File
No. 333-14215.

                                    /s/Arthur Andersen LLP

Rochester, New York
December 30, 1996


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